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                                                                    EXHIBIT 99.1

                                                                      [CNA LOGO]

FOR IMMEDIATE RELEASE
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CONTACTS:

MEDIA --                                 ANALYSTS --
Charles M. Boesel, 312/822-2592               Dawn M. Jaffray, 312/822-7757
Katrina W. Parker, 312/822-5167               Kenneth S. DeVries, 312/822-1111


                CNA FINANCIAL CORPORATION ANNOUNCES APPOINTMENT OF
                    D. CRAIG MENSE AS CHIEF FINANCIAL OFFICER

CHICAGO, NOVEMBER 5, 2004-- Today, CNA Financial Corporation (NYSE:CNA) announced the appointment of D. Craig Mense, age 52, as chief financial officer
(CFO), effective November 29, 2004. Mr. Mense will report to Stephen W. Lilienthal, chairman and chief executive officer of CNA Financial Corporation. Mr. Mense succeeds Robert V. Deutsch, who served as CFO from August of 1999 to October of 2004.

Mr. Mense will be responsible for CNA's Corporate Finance Department, which provides asset and capital management, investor relations, corporate accounting, financial reporting, corporate tax, financial regulation, and internal audit services to the organization.

"I am pleased to welcome Craig to our organization," said Mr. Lilienthal. "He brings a wealth of both financial and operational experience to strengthen and enhance our senior management team."

Mr. Mense comes to CNA from St. Paul Travelers, where he served most recently as president & chief executive officer of its Global Run-Off Operations. In that capacity, he was responsible for all discontinued businesses, including Gulf Insurance Group, Domestic Assumed Reinsurance, International Reinsurance. From May of 2003 to May of 2004, he was chief operating officer of the Gulf Insurance Group, with oversight of all company operations. Previously, at Travelers Property Casualty, Mr. Mense was senior vice president & chief financial officer
(Bond) from April of 1996 to July of 2002, and chief financial & administrative officer (Personal Lines) from July of 2002 to March of 2003.

CNA is the country's seventh largest commercial insurance writer and the 14th largest property and casualty company. CNA's insurance products include standard commercial lines, specialty lines, surety, marine and other property and casualty coverages. CNA services include risk management, information services, underwriting, risk control and claims administration. For more information, please visit CNA at www.cna.com. CNA is a registered service mark, trade name and domain name of CNA Financial Corporation.

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                            FORWARD-LOOKING STATEMENT

This press release includes statements which relate to anticipated future events (forward-looking statements) rather than actual present conditions or historical events. You can identify forward-looking statements because generally they include words such as "believes", "expects", "intends", "anticipates", "estimates", and similar expressions. Forward-looking statements, by their nature, are subject to a variety of inherent risks and uncertainties that could cause actual results to differ materially from the results projected. Many of these risks and uncertainties cannot be controlled by CNA. For a detailed description of these risks and uncertainties please refer to CNA's filings with the Securities and Exchange Commission, available at www.cna.com.

Any forward-looking statements made in this press release are made by CNA as of the date of this press release. CNA does not have any obligation to update or revise any forward-looking statement contained in this press release, even if CNA's expectations or any related events, conditions or circumstances change.

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